Exhibit 99.1

Investors

Ryan Osterholm: 630.824.1907

Media

Anna Rozenich: 630.824.1945

SUNCOKE ENERGY PARTNERS, L.P. HOSTS INVESTOR DAY AND

ANNOUNCES EXPECTED INCREASE IN CASH DISTRIBUTION AND

PLANS FOR INITIAL DROPDOWN TRANSACTION

•	Cash distribution per unit expected to increase 5.3 percent to $0.50 for the first quarter 2014 distribution

•	Expect initial cokemaking asset dropdown transaction from sponsor to consist of a 33 percent interest in the Company’s Haverhill and Middletown cokemaking facilities

•	Anticipate future dropdowns of cokemaking assets will support 8 percent to 10 percent annual growth in cash distributions per unit through 2016

Lisle, IL (March 11, 2014) – SunCoke Energy Partners, L.P. (NYSE: SXCP) the first steel facing master limited partnership (MLP), announced today that it expects to raise its per unit cash distribution 5.3 percent to $0.50 for its first quarter 2014 distribution payable in May.

SXCP’s sponsor, SunCoke Energy, Inc. (NYSE: SXC), announced plans to drop down a 33 percent ownership interest in the Haverhill and Middletown cokemaking facilities to SXCP. This planned transaction will increase SXCP’s ownership interest in both facilities to 98 percent from the current 65 percent level. SXC will continue to retain a 2% interest in these facilities. SXC, the largest independent producer of coke in the Americas, is SXCP’s general partner and largest unitholder, owning a 56 percent limited partnership interest and all the incentive distribution rights.

On an annual basis, the additional interest in Haverhill and Middletown is projected to raise SXCP’s Adjusted EBITDA attributable to unitholders by approximately $45 million and contribute approximately $38 million to distributable cash flow before financing costs. The proposed terms of the initial dropdown are being reviewed by the independent members of SXCP’s Board of Directors.

“On the strength of our cokemaking operations and successful coal logistics acquisitions, we have now increased cash distributions per unit four times since our initial public offering in January 2013.” said Fritz Henderson, Chairman and Chief Executive Officer of SXCP. “More importantly, with the expected acquisition of additional interests in Haverhill and Middletown, we are well positioned to build on this momentum. Both facilities sustain high levels of operating and safety performance, and considering the ease of execution and expected contribution to annual Adjusted EBITDA and distributable cash flow, this was a logical next step.”

The Company’s sponsor, SXC, also indicated that over time it expects to drop down to SXCP all of its domestic cokemaking assets. The pace of future dropdowns is flexible based on the execution of potential greenfield and acquisition opportunities. The Company discussed these announcements, its initiatives to enhance the productivity of existing assets and potential growth opportunities in the cokemaking, coal logistics and ferrous processing businesses at a joint Investor Day meeting held today with SXC.

Henderson continued, “With the initial dropdown transaction and prospective dropdown of the rest of our sponsor’s domestic coke fleet over time, we believe we can increase cash distributions per unit by 8 percent to 10 percent annually through 2016. In addition, any potential greenfield developments or acquisition opportunities we successfully pursue can provide upside to this outlook.”

SunCoke Energy Partners, L.P.

Investor Day 2014 Release

March 11, 2014

UPCOMING EVENTS

Our management team is hosting a joint Investor Day with SXC at the New York Stock Exchange this afternoon, March 11, 2014 at 2:00 p.m. EST. Presentations will be webcast live and archived for replay for a limited time in the Investor Relations section of the Company’s website at www.sxcpartners.com.

In addition, we plan to participate in the BB&T Commercial and Industrial Conference in Miami, FL on March 27, 2014.

ABOUT SUNCOKE ENERGY PARTNERS, L.P.

SunCoke Energy Partners, L.P. (NYSE: SXCP) is a publicly-traded master limited partnership that manufactures coke used in the blast furnace production of steel and provides coal handling services to the coke, steel and power industries. Our advanced, heat recovery cokemaking process produces consistently high-quality coke, captures waste heat to generate steam or electricity, and reduces environmental impacts. Our coal handling terminals have the collective capacity to blend and transload more than 30 million tons of coal annually and are strategically located to enable material delivery to U.S. ports in the Gulf Coast, East Coast and Great Lakes. Our General Partner is a wholly owned subsidiary of SunCoke Energy, Inc. (NYSE: SXC), the largest independent producer of coke in the Americas, with 50 years of cokemaking experience and an international reputation for leadership, innovation and environmental stewardship in our industry.

NOTICE

This statement is intended to serve as qualified notice to nominees as provided for under Treasury Regulation Section 1.1446-4(b)(4) and (d) given by a publicly traded partnership for the nominee to be treated as a withholding agent. Please note that SunCoke Energy Partners, L.P.’s quarterly cash distributions are treated as partnership distributions for federal income tax purposes and that 100 percent of these distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of SunCoke Energy Partners, L.P.’s distributions to a nominee on behalf of foreign investors are subject to federal income tax withholding at the highest marginal tax rate for individuals or corporations, as applicable. Nominees, and not SunCoke Energy Partners, L.P., are treated as the withholding agents responsible for withholding on the distributions received by them on behalf of foreign investors.

DEFINITIONS

•	Adjusted EBITDA represents earnings before interest, taxes, depreciation, depletion and amortization (“EBITDA”) adjusted for sales discounts and the interest, taxes, depreciation, depletion and amortization attributable to our equity method investment. EBITDA reflects sales discounts included as a reduction in sales and other operating revenue. The sales discounts represent the sharing with customers of a portion of nonconventional fuel tax credits, which reduce our income tax expense. However, we believe our Adjusted EBITDA would be inappropriately penalized if these discounts were treated as a reduction of EBITDA since they represent sharing of a tax benefit that is not included in EBITDA. Accordingly, in computing Adjusted EBITDA, we have added back these sales discounts. Our Adjusted EBITDA also includes EBITDA attributable to our equity method investment. EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure of the operating performance of the Company’s net assets and provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance. Adjusted EBITDA is a measure of operating performance that is not defined by GAAP, does not represent and should not be considered a substitute for net income as determined in accordance with GAAP. Calculations of Adjusted EBITDA may not be comparable to those reported by other companies.

SunCoke Energy Partners, L.P.

Investor Day 2014 Release

March 11, 2014

•	Adjusted EBITDA attributable to SXC/SXCP equals Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests.

•	Distributable Cash Flow equals Adjusted EBITDA less net cash paid for interest expense, on-going capital expenditures, accruals for replacement capital expenditures, and cash distributions to noncontrolling interests; plus amounts received under the Omnibus Agreement and acquisition expenses deemed to be Expansion Capital under our Partnership Agreement. Distributable Cash Flow is a non-GAAP supplemental financial measure that management and external users of the Partnership’s financial statements, such as industry analysts, investors, lenders and rating agencies use to assess:

•	the Partnership’s operating performance as compared to other publicly traded partnerships, without regard to historical cost basis;

•	the ability of the Partnership’s assets to generate sufficient cash flow to make distributions to the Partnership’s unitholders;

•	the Partnership’s ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

The Partnership believes that Distributable Cash Flow provides useful information to investors in assessing the Partnership’s financial condition and results of operations. Distributable Cash Flow should not be considered an alternative to net income, operating income, cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles (GAAP). Distributable Cash Flow has important limitations as an analytical tool because it excludes some, but not all, items that affect net income and net cash provided by operating activities and used in investing activities. Additionally, because Distributable Cash Flow may be defined differently by other companies in the industry, the Partnership’s definition of Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

FORWARD LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward looking statements.” Forward-looking statements include all statements that are not historical facts and may be identified by the use of such words as “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of the Company) that could cause actual results to differ materially.

Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting the Company, as well as uncertainties related to: pending or future litigation, legislation, or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to the Company; and changes in tax, environmental and other laws and regulations applicable to the Company’s businesses.

Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of Company management, and upon assumptions by the Company concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of this press release except as required by applicable law.

SunCoke Energy Partners, L.P.

Investor Day 2014 Release

March 11, 2014

The Company has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by the Company. For information concerning these factors, see the Company’s Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on the Company’s website at www.sxcpartners.com. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

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